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                                                                     EXHIBIT 5.1

                  SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 Fifth Avenue
                            New York, New York 10020

                                              June 8, 2000

CellPoint Inc.
Trinity Court
Workingham Road
Bracknell RG42 1PL England

Ladies and Gentlemen:

    We have acted as counsel to CellPoint Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offering from time to time by certain holders (the "Selling Stockholders") of 1,686,272 shares (the "Common Shares") of common stock, $0.001 par value per share, of the Company. The Common Shares were originally issued by the Company in private offerings between the Company and the Selling Stockholders. The Company issued the Common Shares pursuant to Section 4(2) of the Securities Act.

    As such counsel, we have examined and are familiar with the following:
(a) the Articles of Incorporation of the Company; (b) the By-Laws of the Company, as amended and restated; (c) the minutes of the meetings of the Board of Directors of the Company; (d) the Registration Statement and (e) such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

    Based upon the foregoing, and assuming that applicable provisions of the Securities Act and the securities or "blue sky" laws of various states shall have been complied with, we are of the opinion that the Common Shares to be offered by the Selling Stockholders are duly authorized and duly and validly issued, fully paid and nonassessable.

    We hereby consent to the use of our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.

Very truly yours,
                              /s/ SALANS HERTZFELD HEILBRONN CHRISTY & VIENER